UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 20, 2013

The Bon-Ton Stores, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-19517 (Commission File No.)	23-2835229 (IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices)

(717) 757-7660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On September 20, 2013, The Bon-Ton Stores, Inc. (the “Company”) issued a news release announcing the extension of the Expiration Date for its previously announced offer to exchange (the “Exchange Offer”) up to $350,000,000 aggregate principal amount of the 8.00% Second Lien Senior Secured Notes due 2021 of its wholly-owned subsidiary, The Bon-Ton Department Stores, Inc. (“Bon-Ton”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of Bon-Ton’s outstanding 8.00% Second Lien Senior Secured Notes due 2021. The Expiration Date for the Exchange Offer has been extended to 5:00 p.m., New York City time, on Monday, September 23, 2013, unless further extended. All other terms, provisions and conditions of the Exchange Offer will remain in full force and effect.

For additional information concerning the foregoing, a copy of the news release dated September 20, 2013 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1

News Release issued by The Bon-Ton Stores, Inc. on September 20, 2013, announcing the Extension of Exchange Offer for the 8.00% Second Lien Senior Secured Notes due 2021 of The Bon-Ton Department Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2013

THE BON-TON STORES, INC.

By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President and Chief Financial Officer